Exhibit 10.1

CSI COMPRESSCO LP

SECOND AMENDED AND RESTATED 2011 LONG TERM INCENTIVE PLAN

SECTION 1.	Purpose of the Plan.

The CSI Compressco LP Second Amended and Restated 2011 Long Term Incentive Plan (the “Plan”) amends and restates the CSI Compressco LP Amended and Restated 2011 Long Term Incentive Plan (the “Original Plan”).  The Plan has been adopted by CSI Compressco GP Inc. (the “Company”), the general partner of CSI Compressco LP, a Delaware limited partnership (the “Partnership”).  The Plan is intended to promote the interests of the Company and the Partnership by providing to Employees, Consultants and Directors incentive compensation awards to encourage superior performance.  The Plan is also contemplated to enhance the ability of the Company, the Partnership and their Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company, the Partnership and their Affiliates and to encourage them to devote their best efforts to advancing the business of the Company, the Partnership and their Affiliates.

SECTION 2.	Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“409A Award” means an Award that constitutes a “deferral of compensation” within the meaning of the Nonqualified Deferred Compensation Rules, whether by design, due to a subsequent modification in the terms and conditions of such Award or as a result of a change in applicable law following the date of grant of such Award, and that is not exempt from the Nonqualified Deferred Compensation Rules pursuant to an applicable exemption.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“ASC Topic 718” means Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or any successor accounting standard.

“Award” means a Restricted Unit, a Phantom Unit, a Unit Award, Option, Unit Appreciation Right, an Other Unit-Based Award, Distribution Equivalent Right, Cash Award or a Substitute Award granted under the Plan.

“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash granted under Section 6(g).

“Change of Control” means, and shall be deemed to have occurred upon, one or more of the following events:

(i)any transaction or series of transactions that results in any Person or group of Persons other than the Company (or its successor or survivor by way of merger, consolidation, or some other transaction, or a parent or subsidiary thereof) or an Affiliate of the Company acquiring an ownership interest, directly or indirectly, in 50% or more of the Partnership (or its successor or survivor by way of merger, consolidation, or some other transaction, or a parent or subsidiary thereof);

(ii)the limited partners of the Partnership approve, in one transaction or a series of transactions, a plan of complete liquidation of the Partnership and such plan is consummated;

(iii)the sale or other disposition by either the Company or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than (a) the Company or an Affiliate of the Company or (b) pursuant to a spin-off or similar transaction, directly or indirectly, of such assets to the Partnership’s unitholders;

(iv)a transaction resulting in a Person other than the Company (or its successor or survivor by way of merger, consolidation, or some other transaction, or a parent or subsidiary thereof) or an Affiliate thereof being the general partner of the Partnership (or its successor or survivor by way of merger, consolidation, or some other transaction, or a parent or subsidiary thereof); or

(v)any other event specified as a “Change of Control” in an applicable Award Agreement.

Notwithstanding the foregoing, if a Change of Control constitutes a payment event with respect to any portion of a 409A Award, the transaction or event described in clauses (i), (ii), (iii), (iv) or (v) above with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by the Nonqualified Deferred Compensation Rules.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Board or such committee as may be appointed by the Board to administer the Plan, which may be any compensation committee of the Board, any board of directors or a committee thereof of any Affiliate of the Company or the Partnership, or such other committee as may be appointed by the Board.

“Consultant” means an individual, other than a Director or Employee, who renders consulting or advisory services to the Company, the Partnership or any of their respective Affiliates.

“Director” means a member of the Board who is not an Employee or a Consultant.

“Distribution Equivalent Right” or “DER” means a contingent right, granted alone or in tandem with a specific Award (other than a Restricted Unit or a Unit Award), to receive with respect to each Unit subject to an Award an amount in cash, Units, Restricted Units and/or Phantom Units, as determined by the Committee in its sole discretion, equal in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

“Effective Date” means November 28, 2018.

“Employee” means an employee of the Company, the Partnership or an Affiliate of either the Company or the Partnership.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, on any relevant date, the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the most recent date on which Units were publicly traded preceding such date as reported in The Wall Street Journal (or other reporting service approved by the Committee).  If Units are not traded on a national securities exchange or other market on such relevant date, the determination of Fair Market Value shall be made by the Committee in good faith using a “reasonable application of a reasonable valuation method” within the meaning of the Nonqualified Deferred Compensation Rules.

“Nonqualified Deferred Compensation Rules” means the limitations and requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

“Option” means an option to purchase Units granted pursuant to Section 6(d).

“Other Unit-Based Award” means an Award granted pursuant to Section 6(c).

“Parent” means TETRA Technologies, Inc., a Delaware corporation and parent of the Company.

“Participant” means an Employee, Consultant or Director granted an Award under the Plan.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

“Phantom Unit” means a notional Unit granted pursuant to Section 6(a) that upon vesting entitles the Participant to receive, at the time of settlement, a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its sole discretion.

“Qualified Member” means a member of the Board who is a “non-employee director” within the meaning of Rule 16b-3(b)(3).

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.  As the context requires, the word “vest” and its derivatives refer to the lapse of some or all, as the case may be, of the restrictions imposed on an Award during such Restricted Period.

“Restricted Unit” means a Unit granted pursuant to Section 6(a) that is subject to a Restricted Period.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Substitute Award” means an award granted pursuant to Section 6(h).

“Unit” means a common unit of the Partnership.

“Unit Appreciation Right” means a contingent right granted pursuant to Section 6(e) that entitles the holder to receive, in cash or Units, as determined by the Committee in its sole discretion, an amount equal to the excess of the Fair Market Value of a Unit on the exercise date of the Unit Appreciation Right (or another specified date) over the exercise price of the Unit Appreciation Right.

“Unit Award” means a grant of a Unit that is not subject to a Restricted Period.

“Unit Distribution Right” or “UDR” means a distribution made by the Partnership with respect to a Restricted Unit.

SECTION 3.	Administration.

(a)Authority of the Committee.  The Plan shall be administered by the Committee; provided, however, that in the event that the Board is not also serving as the Committee, the Board, in its sole discretion, may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.  A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.  Subject to the following and any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the then-current Chief Executive Officer of the Parent, subject to such limitations on such delegated powers and duties as the Committee may impose, if any, and provided that the Committee may not delegate its duties where such delegation would violate state corporate or partnership law, or with respect to making Awards to, or otherwise with respect to Awards granted to, Participants who are subject to Section 16(b) of the Exchange Act.  Upon any such delegation all references in the Plan to the “Committee,” other than in Section 7, shall be deemed to include the Chief Executive Officer of the Parent.  Any such delegation shall not limit the ability of the Chief Executive Officer of the Parent to receive Awards under the Plan; provided, however, the Chief Executive Officer of the Parent may not grant Awards to himself, a Director or any executive officer of the Company or its Affiliate, including the Parent, or take any action with respect to any Award previously granted to himself, an individual who is an executive officer or a Director.  Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award, consistent with the terms of the Plan, which terms may include any provision regarding the acceleration of vesting or waiver of forfeiture restrictions or any other condition or limitation regarding an Award, based on such factors as the Committee shall determine, in its sole discretion; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate, but in no event shall an action of the Committee materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any of their respective Affiliates, any Participant, and any beneficiary of any Award.

(b)Limitation of Liability.  The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to it, him or her by any officer or employee of the Company, the Partnership or any of their respective Affiliates, the Company’s or the Partnership’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan.  Members of the Committee and any officer or employee of the Company, the Partnership or any of their respective Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

(c)Exemptions from Section 16(b) Liability.  At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Employee, Consultant or Director who is then subject to Section 16 of the Exchange Act in respect of the Partnership where such action is not taken by the full Board may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members.  Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan.  For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Employee, Consultant or Director who is then subject to Section 16 of the Exchange Act in respect of the Partnership.  It is the intent of the Company that the grant of any Awards to, or other transaction by, an Employee, Consultant or Director who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 or another applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt).  Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or such other exemption as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

SECTION 4.	Units.

(a)Limits on Units Deliverable.  Subject to adjustment as provided in Section 4(c) and Section 7, the aggregate number of Units that may be delivered with respect to Awards under the Plan will not exceed 5,037,122 Units (which number includes (i) 1,282,700 Units previously issued pursuant to an Award granted under the Original Plan or subject to an outstanding Award under the Original Plan and (ii) 254,422 Units that remain available for issuance under the Original Plan).  Units withheld from an Award or surrendered by a Participant for purposes of tax withholding obligations with respect to such Award or pay the exercise price of such Award (including the withholding of Units, where applicable) shall not be considered to be Units delivered under the Plan for this purpose.  If any Award is forfeited, cancelled, exercised, settled in cash or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (the grant of Restricted Units is not a delivery of Units for this purpose unless and until the Restricted Period for such Restricted Units lapses), the Units subject to such Award shall again be available for Awards under the Plan (including Units not delivered in connection with the exercise of an Option or Unit Appreciation Right).  There shall not be any limitation on the number of Awards that may be granted and paid in cash.

(b)Sources of Units Deliverable Under Awards.  Any Units delivered pursuant to an Award shall consist, in whole or in part, of newly issued Units, Units acquired in the open market, Units acquired from the Company, any Affiliate of the Company or the Partnership or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.

(c)Anti-dilution Adjustments.  Notwithstanding anything contained in Section 7, upon the occurrence of any “equity restructuring” event that could result in an additional compensation expense to the Company or the Partnership pursuant to the provisions of ASC Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted after such event.  Upon the occurrence of any other similar event that would not result in an ASC Topic 718 accounting charge if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards and the number and type of Units (or other securities or property) with respect to which Awards may be granted after such event in such manner as it deems appropriate with respect to such other event.  In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(c), the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of Units that may be delivered with respect to Awards under the Plan as provided in Section 4(a) and the kind of Units or other securities available for grant under the Plan.

(d)Additional Issuances.  Except as hereinbefore expressly provided, the issuance by the Company or the Partnership of Units for cash, property, labor or services, upon direct sale, or upon the conversion of Units or obligations of the Company or the Partnership convertible into such Units, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Units subject to Awards theretofore granted pursuant to the Plan.

(e)Units Available Following Certain Transactions.  Substitute Awards granted in accordance with applicable stock exchange requirements and in substitution or exchange for awards previously granted by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines shall not reduce the Units authorized for issuance under the Plan or the limitations on grants to Directors under Section 5(b), nor shall Units subject to such Substitute Awards be added to the Units available for issuance under the Plan as provided above (whether or not such Substitute Awards are later cancelled, forfeited or otherwise terminated).  Additionally, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines has units or shares available under a pre-existing plan approved by equityholders and not adopted in contemplation of such acquisition or combination, the units or shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the equityholders of the entities party to such acquisition or combination) may, if and to the extent determined by the Board and subject to compliance with applicable stock exchange requirements, be used for Awards under the Plan and shall not reduce the Units authorized for issuance under the Plan (and Units subject to such Awards shall not be added to the Units available for issuance under the Plan as provided above); provided, that Awards using such available Units shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not, prior to such acquisition or combination, employed by (and who were not Directors or Consultants of) the Company or any of its subsidiaries immediately prior to such acquisition or combination.

SECTION 5.	Eligibility; Award Limitations for Directors.

(a)Eligibility.  Any Employee, Consultant or Director shall be eligible to be designated a Participant by the Committee and receive an Award under the Plan.  Notwithstanding the foregoing, Employees, Consultants and Directors that provide services to Affiliates of the Partnership that are not considered a single employer with the Partnership under Section 414(b) of the Code or Section 414(c) of the Code shall not be eligible to receive Awards which are subject to the Nonqualified Deferred Compensation Rules until such Affiliate of the Partnership adopts the Plan as a participating employer in accordance with Section 10.  Further, if the Units issuable pursuant to an Award are intended to be registered with the SEC on Form S-8, then only Employees, Consultants, and Directors of the Partnership or a parent or subsidiary of the Partnership (within the meaning of General Instruction A.1(a) to Form S-8) will be eligible to receive such an Award.

(b)Award Limitations for Directors.  In each calendar year during any part of which the Plan is in effect, a Director may not be granted Awards having an aggregate value (determined, if applicable, pursuant to ASC Topic 718) on the date of grant in excess of $300,000; provided, that, the limits set forth in this Section 5(b) shall be without regard to grants of Awards, if any, made to a Director during any period in which such individual was an Employee of the Company or of any of its Affiliates or was otherwise providing services to the Company or to any of its Affiliates other than in the capacity as a Director.

SECTION 6.	Awards.

(a)Restricted Units and Phantom Units.  The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to the Phantom Units.

(i)UDRs.  To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that the distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, with or without interest or other earnings credit (as determined by the Committee), until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be.  In addition, the Committee may provide that such distributions be used to acquire additional Restricted Units for the Participant.  Such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe.  Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction at the same time as cash distributions are paid by the Partnership to its unitholders.  Notwithstanding the foregoing, UDRs shall only be paid in a manner that is either exempt from or in compliance with the Nonqualified Deferred Compensation Rules.

(ii)Forfeitures.  Except as otherwise provided in the terms of the applicable Award Agreement, upon termination of a Participant’s employment with or services to the Company, the Partnership and their respective Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units and Phantom Units awarded to the Participant shall be automatically forfeited on such termination unless the Committee, in its discretion, waives in whole or in part such forfeiture with respect to a Participant’s Restricted Units and/or Phantom Units, at which time the Award would become vested to the extent the Committee provides; provided, however, that the waiver contemplated under this Section 6(a)(ii) shall be effective only to the extent that such waiver will not cause the Participant’s Restricted Units and/or Phantom Units that are designed to satisfy the Nonqualified Deferred Compensation Rules to fail to satisfy such rules.

(iii)Lapse of Restrictions.

(A)Phantom Units.  Except as otherwise set forth in an Award Agreement, during the 10-day period immediately following vesting of each Phantom Unit, subject to Section 8(b), the Participant shall be entitled to settlement of such Phantom Unit and shall receive from the Company either one Unit or an amount in cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

(B)Restricted Units.  Except as otherwise set forth in an Award Agreement, upon the vesting of each Restricted Unit, subject to Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Award so that the Participant then holds an unrestricted Unit.

(b)Unit Awards.  The Committee shall have the authority to grant Unit Awards under the Plan to any Employee, Consultant or Director in a number determined by the Committee in its discretion, as a bonus or additional compensation or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts as the Committee determines to be appropriate.

(c)Other Unit-Based Awards.  The Committee shall have the authority, subject to limitations under applicable law, to grant to Employees, Consultants and Directors such other Award that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Units, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Units, purchase rights for Units, Awards with value and payment contingent upon performance of the Partnership or any other factors designated by the Committee, and Awards valued by reference to the book value of Units or the value of securities of or the performance of specified Affiliates of the Company or the Partnership.  The Committee shall determine the terms and conditions of any such Other Unit-Based Award.  Upon or as soon as reasonably practical following vesting, if applicable, an Other Unit-Based Award may be settled, as determined by the Committee in its sole discretion, in cash, Units (including Restricted Units) or any combination thereof as provided in the applicable Award Agreement.

(d)Options.  The Committee shall have the authority to grant Options that are intended to comply with Treasury Regulation Section 1.409A-l(b)(5)(i)(A) only to Employees, Consultants or Directors performing services on the date of grant for the Partnership or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Partnership and ending with the corporation or other entity for which the Employee, Consultant or Director performs services.  For purposes of this Section 6(d), “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Treasury Regulation Section 1.414(c)-2(b)(2)(ii)) of at least 50% of such trust or estate.  The Committee may grant Options that are otherwise exempt from or compliant with the Nonqualified Deferred Compensation Rules to any eligible Employee, Consultant or Director.  The Committee shall have the authority to determine the number of Units to be covered by each Option, the exercise price therefor and the Restricted Period and other conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)Exercise Price.  The exercise price per Unit purchasable under an Option that does not provide for the deferral of compensation under the Nonqualified Deferred Compensation Rules shall be determined by the Committee at the time the Option is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant of the Option.  The exercise price per Unit purchasable under an Option that does not provide for the deferral of compensation by reason of satisfying the short-term deferral rule set forth in the Nonqualified Deferred Compensation Rules shall be determined by the Committee at the time the Option is granted.

(ii)Time and Method of Exercise.  The Committee shall determine the exercise terms and the Restricted Period with respect to an Option grant, which may include, without limitation, a provision for accelerated vesting upon the achievement of specified performance goals or other events, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, withholding Units from an Award, a “cashless-broker” exercise through procedures approved by the Committee, or any combination of the above methods, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(iii)Forfeitures.  Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment or service with the Company, the Partnership and their respective Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all unvested Options shall be forfeited by the Participant.  The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options; provided that the waiver contemplated under this Section 6(d)(iii) shall be effective only to the extent that such waiver will not cause the Participant’s Options that are designed to satisfy the Nonqualified Deferred Compensation Rules to fail to satisfy such rules.

(e)Unit Appreciation Rights.  The Committee shall have the authority to grant Unit Appreciation Rights that are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(B) only to Employees, Consultants or Directors performing services on the date of grant for the Partnership or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Partnership and ending with the corporation or other entity for which the Employee, Consultant or Director performs services.  For purposes of this Section 6(e), “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Treasury Regulation Section 1.414(c)-2(b)(2)(ii)) of at least 50% of such trust or estate.  The Committee may grant Unit Appreciation Rights that are otherwise exempt from or compliant with the Nonqualified Deferred Compensation Rules to any eligible Employee, Consultant or Director.  The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant, whether Units or cash shall be delivered upon exercise, the exercise price therefor and the conditions and limitations applicable to the exercise of the Unit Appreciation Rights, including the following terms and conditions and such additional terms and conditions as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)Exercise Price.  The exercise price per Unit under a Unit Appreciation Right shall be determined by the Committee at the time the Unit Appreciation Right is granted but, except with respect to a Substitute Award, may not be less than the Fair Market Value of a Unit as of the date of grant of the Unit Appreciation Right.  For purposes of this Section 6(e)(i), the Fair Market Value of a Unit shall be determined as of the date of grant.

(ii)Time of Exercise.  The Committee shall determine the Restricted Period and the time or times at which a Unit Appreciation Right may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals or other events.

(iii)Forfeitures.  Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or services to the Company, the Partnership and their respective Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Unit Appreciation Rights awarded to the Participant shall be automatically forfeited on such termination.  The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights; provided that the waiver contemplated under this Section 6(e)(iii) shall be effective only to the extent that such waiver will not cause the Participant’s Unit Appreciation Rights that are designed to satisfy the Nonqualified Deferred Compensation Rules to fail to satisfy such rules.

(f)DERs.  To the extent provided by the Committee, in its discretion, an Award (other than a Restricted Unit or Unit Award) may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be reinvested into additional Awards, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.  Absent a contrary provision in the Award Agreement, DERs shall be paid to the Participant without restriction at the same time as ordinary cash distributions are paid by the Partnership to its unitholders.  Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with the Nonqualified Deferred Compensation Rules.

(g)Cash Awards.  The Committee shall have the authority to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

(h)Substitute Awards.  The Committee shall have the authority to grant Awards under the Plan in substitution of similar awards held by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by the Partnership or its Affiliate of another entity or the assets of another entity.  Such Substitute Awards that are Options or Unit Appreciation Rights may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules.  Except as provided in this Section 6(h) or in Section 7, without the approval of the unitholders of the

Partnership, the terms of outstanding Awards may not be amended to (i) reduce the exercise price of an outstanding Option or Unit Appreciation Right, (ii) grant a new Option, Unit Appreciation Right or other Award in substitution for, or upon the cancellation of, any previously granted Option or Unit Appreciation Right that has the effect of reducing the exercise price thereof, (iii) exchange any Option or Unit Appreciation Right for Units, cash or other consideration when the exercise price per Unit under such Option or Unit Appreciation Right exceeds the Fair Market Value of a Unit, or (iv) take any other action that would be considered a “repricing” of an Option or Unit Appreciation Right under the applicable listing standards of the national securities exchange on which the Units are listed (if any).

(i)General.

(i)Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any of its Affiliates.  Awards granted in addition to, in substitution for, or in tandem with other Awards or awards granted under any other plan of the Company or any of its Affiliates may be granted either at the same time as or at a different time from the grant of such other Awards or awards.  If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award.  Awards under the Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company, the Partnership or any of their respective Affiliates, in which the value of Units subject to the Award is equivalent in value to the cash compensation, or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Units minus the value of the cash compensation surrendered.  Awards granted pursuant to the preceding sentence shall be designed, awarded and settled in a manner that does not result in additional taxes under the Nonqualified Deferred Compensation Rules.

(ii)Limits on Transfer of Awards.

(A)Except as provided in Section 6(i)(ii)(B), each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B)Unless otherwise specifically provided by the Committee, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, other than by will or the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership or any of their respective Affiliates.

(C)An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company, of a written request for such transfer and a certified copy of such order.

(iii)Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee.

(iv)Issuance of Units.  The Units or other securities of the Partnership delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates or book entries to make appropriate reference to such restrictions.

(v)Consideration for Grants.  Awards may be granted for such consideration, including services, as the Committee shall determine.

(vi)Restrictions on Awards.  The right of a Participant to exercise or receive a grant or settlement of an Award, and the timing thereof, may be subject to service or performance conditions as may be specified by the Committee.  The Committee may use such individual or business criteria or other measures of performance as it may deem appropriate in establishing any such conditions, and it may exercise its discretion to reduce or increase the amounts payable under any Award subject to such conditions.

(vii)Delivery of Units or other Securities and Payment by Participant of Consideration.  Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise, vesting and/or settlement of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange.  No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

SECTION 7.	Amendment and Termination.

Except to the extent prohibited by applicable law:

(a)Amendments to the Plan and Awards.  Except as required by applicable law or the rules of the principal securities exchange, if any, on which the Units are traded, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person.  Notwithstanding the foregoing, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that no change, other than pursuant to Section 7(b), 7(c), or 7(d) below, in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant.

(b)Recapitalizations.  If the Company recapitalizes, reclassifies its equity securities, or otherwise changes its capital structure (a “recapitalization”) without a Change of Control, the number and class of Units covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of Units and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of Units then covered by such Award and the Unit limitations provided in Section 4 shall be adjusted in a manner consistent with the recapitalization.

(c)Award Adjustment.  In the event of changes in the outstanding Units by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 7, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of Units or other consideration subject to such Awards.  In the event of any such change in the outstanding Units, the Unit limitations provided in Section 4 may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(d)Change of Control.  Upon a Change of Control the Committee, acting in its sole discretion without the consent or approval of any holder, may affect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards: (i) remove any applicable forfeiture restrictions on any Award; (ii) accelerate the time of exercisability or the time at which the Restricted Period shall lapse to a specific date, before or after such Change of Control, specified by the Committee; (iii) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then subject to a Restricted Period or other restrictions pursuant to the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each holder an amount of cash per unit equal to the amount calculated in Section 7(e) (the “Change of Control Price”) less the exercise price, if any, applicable to such Awards; provided, however, that to the extent the exercise price of an Option or a Unit Appreciation Right exceeds the Change of Control Price, no consideration will be paid with respect to that Award; or (iv) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control (including, but not limited to, the substitution of Awards for new awards) provided such adjustment is consistent with this Section 7(d); provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.

(e)Change of Control Price.  The “Change of Control Price” shall equal the amount determined in clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows:  (i) the per unit price offered to Unit holders in any merger or consolidation, (ii) the per unit value of the Units immediately before the Change of Control without regard to assets sold in the Change of Control and assuming the Company or the Partnership, as applicable, has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per Unit in a dissolution transaction, (iv) the price per Unit offered to Unit holders in any tender offer or exchange offer whereby a Change of Control takes place, or (v) if such Change of Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 7(e), the Fair Market Value per Unit of the Units that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards.  In the event that the consideration offered to unitholders of the Partnership in any transaction described in this Section 7(e) or Section 7(d) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

SECTION 8.	General Provisions.

(a)No Rights to Award.  No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants.  The terms and conditions of Awards need not be the same with respect to each recipient.

(b)Tax Withholding.  Unless other arrangements have been made that are acceptable to the Company, the Partnership or any of their respective Affiliates, as applicable, the Company, the Partnership or any of their respective Affiliates is authorized to deduct or withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, previously held Units, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any other payment or transfer under an Award or under the Plan and to take such other action as may be necessary or appropriate in the opinion of the Company, the Partnership or any of their respective Affiliates to pay such taxes.  Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with Units through net settlement or previously owned Units shall be approved by either a committee made up of solely two or more Qualified Members or the full Board.  If such tax withholding amounts are satisfied through net settlement or previously owned Units, the maximum number of Units that may be so withheld or surrendered shall be the number of Units that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to such Award, as determined by the Committee.

(c)No Right to Employment or Services.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, the Partnership or any of their respective Affiliates, to continue providing consulting services or to remain as a Director, as applicable.  Furthermore, the Company, the Partnership or any of their respective Affiliates may at any time dismiss a Participant from employment or service relationship free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.

(d)Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of law principles.

(e)Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.  If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Participants who are subject to Section 16(b) of the Exchange Act), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3).

(f)Other Laws.  The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or any of its Affiliates to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g)No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its participating Affiliates and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any of its participating Affiliates pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any of its participating Affiliates.

(h)No Fractional Units.  No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated or otherwise eliminated with or without consideration.

(i)Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j)Facility of Payment.  Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company, the Partnership and their respective Affiliates shall be relieved of any further liability for payment of such amounts.

(k)Allocation of Costs.  Nothing herein shall be deemed to override, amend or modify any cost sharing arrangement, omnibus agreement, or other arrangement between the Company, the Partnership and any of their respective Affiliates regarding the sharing of costs between those entities.

(l)Participation by Affiliates.  In making Awards to Employees employed by an entity other than the Company, the Committee shall be acting on behalf of the Company’s Affiliate, and to the extent the Partnership has an obligation to reimburse the Company for compensation paid for services rendered for the benefit of the Partnership, such payments or reimbursement payments may be made by the Partnership directly to the Company’s Affiliate, and, if made to the Company, shall be received by the Company as agent for the Company’s Affiliate.

(m)Gender and Number.  Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(n)Section 409A.  It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly.  Neither this Section 8(n) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Units underlying such Award) granted hereunder, and should not be interpreted as such.  In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules.  Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date.  Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date.  The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

(o)Clawback.  The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to Awards.  Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s or the Partnership’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

(p)Status under ERISA.  The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

SECTION 9.	Term of the Plan.

(a)The Plan shall be effective on Effective Date. Except as provided in the following sentence, the Plan as set forth herein shall supersede and replace in its entirety the Original Plan. Notwithstanding any provisions herein to the contrary, each Award granted under the Original Plan prior to the Effective Date shall be subject to the terms and provisions applicable to such Award under the Original Plan as in effect immediately prior to the Effective Date, except that any such Award that is an Option or

Unit Appreciation Right shall also be subject to the provisions of Section 6(h) as set forth herein.  The Plan shall continue until the earliest of (i) the date terminated by the Board, (ii) all Units available under the Plan have been delivered to Participants, or (iii) the 10th anniversary of the Effective Date. However, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

SECTION 10.Adoption by Affiliates.

With the consent of the Committee, any Affiliate of the Company or the Partnership that is not considered a single employer with the Partnership under Section 414(b) of the Code or Section 414(c) of the Code may adopt the Plan for the benefit of its Employees, Consultants or Directors by written instrument delivered to the Committee before the grant to such Affiliate’s Employees, Consultants or Directors under the Plan of any 409A Award.